UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2014

Commission File Number: 000-55141

Bitcoin Shop, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	26-2477977
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10020 Raynor Road, Silver Spring, Maryland 20901
(Address of principal executive offices)

202-430-6576
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2014, the Board of Directors of Bitcoin Shop, Inc. (the "Company") appointed Michal Handerhan as the Company's Corporate Secretary. Mr. Handerhan is currently the Company's Chairman and Chief Operating Officer. Mr. Handerhan's employment agreement is described in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 6, 2014 (the "February 8-K") and is attached as an exhibit thereto (the "Handerhan Employment Agreement").

Mr. Handerhan has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Handerhan and any other person pursuant to which he was appointed as an officer of the Company other than the Handerhan Employment Agreement or otherwise set forth in the February 8-K.

SIGNATURES

P ursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Shop, Inc.

Date:  March 13, 2014

                         By:               /s/ Charles W. Allen
                         Name: Charles W. Allen
                         Title: Chief Executive Officer